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                                                                     Exhibit 8.2




                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]






                               September 18, 2003




To The Parties Listed on
Schedule A Attached Hereto


             Re:      SLM Education Credit Funding LLC
                      --------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware tax counsel to SLM Education Credit Funding LLC with respect to the SLM Student Loan Trusts, to be formed from time to time (each a '"Trust"), to be formed under a Trust Agreement (the "Trust Agreement"), each between SLM Education Credit Funding LLC, a Delaware limited liability company, and Chase Manhattan Bank USA, National Association, a national banking association. This opinion is being delivered to you at your request. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference to, the Trust Agreement.

     We have examined forms of the following documents:




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To the Parties Listed on
Schedule A Attached Hereto
September 18, 2003
Page 2


        (a)      The Trust Agreement;

        (b)      The Indenture;

        (c)      The Administration Agreement;

        (d)      The Sale Agreement;

        (e)      The Servicing Agreement;

        (f)      The Notes;

        (g)      The Certificates; and

        (h) The certificate of trust of the Trust to be filed with the Secretary of State of the State of Delaware.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein below, it is our opinion that:

     Assuming that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and the Notes will be classified as debt for federal income tax purposes, then for purposes of Delaware taxation (i) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and will not be subject to income tax, (ii) the Notes will be classified as debt and (iii) Noteholders and Certificateholders that are not otherwise subject to Delaware taxation on income will not be subject to Delaware income tax solely as a result of their ownership of the Notes or the Certificates.

     The foregoing opinions are subject to the following assumptions, qualifications and limitations:

     A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.



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To the Parties Listed on
Schedule A Attached Hereto
September 18, 2003
Page 3


     B. We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

     C. We have not participated in the preparation of any offering materials with respect to the Notes and the Certificates and assume no responsibility for their contents.

     This opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by or furnished to any person or entity for any purpose.

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To the Parties Listed on
Schedule A Attached Hereto
September 18, 2003
Page 4


     We also hereby consent to the use of this opinion as an exhibit to the Registration Statement relating to the Notes and the Certificates and to the use of our name under the heading "Legal Matters" in the Prospectus filed as part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,



                                             /s/ Richards, Layton & Finger, P.A.

GCK/ks